EXHIBIT 99.1
Press Release

Clean Harbors Announces Third-Quarter 2024 Financial Results

•Posts 12% Q3 Revenue Increase to $1.53 Billion, Led by Strength in Field Services
•Generates 26% Q3 Net Income Growth to $115.2 Million, or EPS of $2.12
•Achieves 18% Growth in Q3 Adjusted EBITDA to $301.8 Million with Margin of 19.7%
•Revises Full-Year 2024 Adjusted EBITDA and Adjusted Free Cash Flow Guidance
•Commercial Launch of Kimball, Nebraska Incinerator Planned for November

NORWELL, Mass. – October 30, 2024 – Clean Harbors, Inc. (“Clean Harbors” or the “Company”) (NYSE: CLH), the leading provider of environmental and industrial services throughout North America, today announced financial results for the third quarter ended September 30, 2024.

“We delivered profitable growth in both our operating segments while improving our consolidated Adjusted EBITDA margin by 100 basis points from the same period a year ago,” said Mike Battles, Co-Chief Executive Officer. “Underlying demand remained healthy across our Environmental Services (ES) segment. Despite higher Adjusted EBITDA, our Safety-Kleen Sustainability Solutions (SKSS) segment results reflected softer-than-expected demand and pricing of base oil and lubricants throughout the quarter with a more meaningful decline in September. We continue to prioritize safety with industry-leading results, achieving a Total Recordable Incident Rate (TRIR) of 0.69 year-to-date through September.”

Third-Quarter 2024 Results
Revenues grew 12% to $1.53 billion, compared with $1.37 billion in the same period of 2023. Income from operations increased 25% to $192.3 million, compared with $154.4 million in the third quarter of 2023.

Net income was up 26% to $115.2 million, or $2.12 per diluted share, compared with $91.3 million, or $1.68 per diluted share, for the same period in 2023.

Adjusted EBITDA (see description and reconciliation below) grew 18% to $301.8 million, compared with $255.0 million in the same period of 2023.

Third-Quarter 2024 Segment Review
“Our ES segment achieved a 13% increase in revenue and 15% growth in Adjusted EBITDA, which generated a 40-basis point improvement in segment margin. The third quarter marks our tenth consecutive quarter of year-over-year margin improvement in the ES segment,” said Eric Gerstenberg, Co-Chief Executive Officer. “ES growth was led by Field Services, which grew 68%, reflecting the HEPACO acquisition earlier this year and
Clean Harbors • 42 Longwater Drive • PO Box 9149 • Norwell, Massachusetts 02061-9149 • 800.282.0058 • www.cleanharbors.com healthy organic growth in our legacy business. Technical Services revenue grew 8% on higher network volumes and pricing. Incineration utilization was 89% for the quarter, up from 86% in the same period a year ago. Average incineration pricing increased 6%. Safety-Kleen Environmental Services posted another consistent performance with 8% revenue growth in the ES segment. Our Industrial Services business experienced a difficult environment in Q3 resulting from weakness in the U.S. refinery space, where we saw work deferred and fall turnarounds scaled back given industry challenges in that vertical.”

“SKSS results improved from the third quarter a year ago. Revenues grew 6%, reflecting the contribution of our Noble Oil acquisition in March, while Adjusted EBITDA increased 32%,” said Battles. “However, current supply overhangs in the base oil market resulted in lower demand and pricing pressure, which caused a weaker-than-anticipated EBITDA performance this quarter.”

Business Outlook and Financial Guidance
“As we enter the final quarter of 2024, the overall demand environment in North America is healthy, and the outlook for our ES segment is positive,” Gerstenberg said. “Favorable market dynamics, including reshoring, infrastructure spending, PFAS, and other regulatory changes should continue to fuel growth opportunities for Clean Harbors. We are meeting these opportunities with new capacity and capabilities. The commercial launch of our new incinerator in Kimball, Nebraska is scheduled for November, providing an essential outlet for additional hazardous waste volumes as it ramps up over the next 12-18 months. On the services side, the addition of HEPACO’s emergency response capabilities creates a foundation for continued growth in Field Services. We also expect our Technical Services and SK Environmental businesses to grow steadily, feeding volumes into Kimball and the other facilities in our network. In Industrial Services, we are taking actions to counter the weakness in fall turnarounds and look to return that business to revenue growth in 2025.”

“Within SKSS, we remain committed to stabilizing our business amidst the current pricing challenges and weak demand for base oil. We are taking decisive actions to reduce production and collection costs while also pursuing growth initiatives in Group III, blended sales, and our partnership with Castrol. These programs have the potential to reduce the carbon footprints of businesses significantly, and we believe they will gain traction as more customers look to Safety-Kleen as their sustainability partner in the coming years,” Battles concluded. “Overall, despite some market obstacles related to base oil and refining customers, we expect to end 2024 with strong momentum across our network of disposal facilities and service offerings giving us a positive trajectory into 2025.”

Based on its third-quarter performance and current forecast, Clean Harbors revised its full-year 2024 guidance and now expects:
•Adjusted EBITDA in the range of $1.10 billion to $1.12 billion, or a midpoint of $1.11 billion, which represents 10% growth year-over-year. This Adjusted EBITDA range is based on anticipated GAAP net income in the range of $375 million to $395 million.
Clean Harbors • 42 Longwater Drive • PO Box 9149 • Norwell, Massachusetts 02061-9149 • 800.282.0058 • www.cleanharbors.com

•Adjusted free cash flow in the range of $280 million to $320 million, or a midpoint of $300 million, which includes spending related to the Kimball incinerator and the Company’s Baltimore expansion. The Company is revising this range due to its new Adjusted EBITDA guidance and increased short-term working capital levels. This new range is based on anticipated net cash from operating activities in the range of $680 million to $750 million.

Non-GAAP Results
Clean Harbors reports Adjusted EBITDA, which is a non-GAAP financial measure and should not be considered an alternative to net income or other measurements under generally accepted accounting principles (GAAP) but viewed only as a supplement to those measurements. Adjusted EBITDA is not calculated identically by all companies, and therefore the Company’s measurement of Adjusted EBITDA may not be comparable to similarly titled measures reported by other companies. Clean Harbors believes that Adjusted EBITDA provides additional useful information to investors because the Company’s management routinely evaluates the performance of its businesses based upon levels of Adjusted EBITDA, which excludes certain expenses relating to transactions not reflective of our core operations, and because the Company’s loan covenants are based upon levels of Adjusted EBITDA achieved. The Company defines Adjusted EBITDA consistent with its existing revolving credit agreement, as described in the following reconciliation showing the differences between reported GAAP net income and Adjusted EBITDA for the three and nine months ended September 30, 2024 and 2023 (in thousands, except percentages):

	Three Months Ended		Nine Months Ended
	September 30, 2024	September 30, 2023	September 30, 2024	September 30, 2023
Net income	$115,213	$91,340	$318,325	$279,507
Accretion of environmental liabilities	3,618	3,388	10,139	10,281
Stock-based compensation	5,837	4,291	20,690	14,809
Depreciation and amortization	100,063	92,970	295,632	267,425
Other expense (income), net	1,123	(334)	2,431	833
Loss on early extinguishment of debt	—	—	—	2,362
Interest expense, net of interest income	35,779	29,696	100,767	80,400
Provision for income taxes	40,181	33,666	111,741	102,044
Adjusted EBITDA	$301,814	$255,017	$859,725	$757,661
Adjusted EBITDA Margin	19.7%	18.7%	19.3%	18.6%
Adjusted Free Cash Flow Reconciliation
Clean Harbors reports adjusted free cash flow, which is a non-GAAP financial measure that should not be considered an alternative to net cash from operating activities or other measurements under GAAP. The Company considers adjusted free cash flow to be a measurement of liquidity that provides useful information to investors about its ability to generate cash. The Company defines adjusted free cash flow as net cash from operating activities excluding cash impacts of items derived from non-operating activities, less additions to property, plant and equipment plus proceeds from sale and disposal of fixed assets. Adjusted free cash flow is
Clean Harbors • 42 Longwater Drive • PO Box 9149 • Norwell, Massachusetts 02061-9149 • 800.282.0058 • www.cleanharbors.com not calculated identically by all companies, and therefore the Company’s measurement of adjusted free cash flow may not be comparable to similarly titled measures reported by other companies.

An itemized reconciliation between reported GAAP net cash from operating activities and adjusted free cash flow is as follows for the three and nine months ended September 30, 2024 and 2023 (in thousands):

	Three Months Ended		Nine Months Ended
	September 30, 2024	September 30, 2023	September 30, 2024	September 30, 2023
Adjusted free cash flow
Net cash from operating activities	$239,239	$220,119	$473,833	$455,692
Additions to property, plant and equipment	(96,803)	(107,608)	(369,826)	(311,906)
Proceeds from sale and disposal of fixed assets	2,058	2,185	6,353	5,129
Adjusted free cash flow	$144,494	$114,696	$110,360	$148,915
Adjusted EBITDA Guidance Reconciliation
An itemized reconciliation between projected GAAP net income and projected Adjusted EBITDA is as follows (in millions):

	For the Year Ending December 31, 2024
Projected net income	$375	to	$395
Adjustments:
Accretion of environmental liabilities	15	to	14
Stock-based compensation	27	to	30
Depreciation and amortization	405	to	395
Interest expense, net	145	to	140
Provision for income taxes	133	to	146
Projected Adjusted EBITDA	$1,100	to	$1,120
Adjusted Free Cash Flow Guidance Reconciliation
An itemized reconciliation between projected GAAP net cash from operating activities and projected adjusted free cash flow is as follows (in millions):

	For the Year Ending December 31, 2024
Projected net cash from operating activities	$680	to	$750
Additions to property, plant and equipment	(410)	to	(440)
Proceeds from sale and disposal of fixed assets	10	to	10
Projected adjusted free cash flow	$280	to	$320
Conference Call Information
Clean Harbors will conduct a conference call for investors today at 9:00 a.m. (ET) to discuss the information contained in this press release. During the call, management will discuss Clean Harbors’ financial results, business outlook and growth strategy. Investors who wish to listen to the webcast and view the accompanying slides should visit the Investor Relations section of the Company’s website at www.cleanharbors.com. The live
Clean Harbors • 42 Longwater Drive • PO Box 9149 • Norwell, Massachusetts 02061-9149 • 800.282.0058 • www.cleanharbors.com call also can be accessed by dialing 877.709.8155 or 201.689.8881 prior to the start time. If you are unable to listen to the live conference call, the webcast will be archived on the Company’s website.
About Clean Harbors
Clean Harbors (NYSE: CLH) is North America’s leading provider of environmental and industrial services. The Company serves a diverse customer base, including a majority of Fortune 500 companies. Its customer base spans a number of industries, including chemical, manufacturing and refining, as well as numerous government agencies. These customers rely on Clean Harbors to deliver a broad range of services such as end-to-end hazardous waste management, emergency spill response, industrial cleaning and maintenance, and recycling services. Through its Safety-Kleen subsidiary, Clean Harbors also is a leading provider of parts washers and environmental services to commercial, industrial and automotive customers, as well as North America’s largest re-refiner and recycler of used oil. Founded in 1980 and based in Massachusetts, Clean Harbors operates in the United States, Canada, Mexico, Puerto Rico and India. For more information, visit www.cleanharbors.com.
Safe Harbor Statement
Any statements contained herein that are not historical facts are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are generally identifiable by use of the words “believes,” “expects,” “intends,” “anticipates,” “plans to,” “seeks,” “should,” “estimates,” “projects,” “may,” “likely,” “potential” or similar expressions. Such statements may include, but are not limited to, statements about the Company’s future financial and operating results, plans, strategy, objectives and goals, cost management initiatives, contingent liabilities, liquidity, business and market conditions, customer demand, acquisitions, growth opportunities, expectations, and other statements that are not historical facts. Such statements are based upon the beliefs and expectations of Clean Harbors’ management as of the date of this press release only and are subject to certain risks and uncertainties that could cause actual results to differ materially, including, without limitation, those items identified as “Risk Factors” in Clean Harbors’ most recently filed reports on Form 10-K and Form 10-Q. Forward-looking statements are neither historical facts nor assurances of future performance. Therefore, readers are cautioned not to place undue reliance on these forward-looking statements. Clean Harbors undertakes no obligation to revise or publicly release the results of any revision to these forward-looking statements other than through its filings with the Securities and Exchange Commission, which may be viewed in the “Investors” section of Clean Harbors’ website at www.cleanharbors.com.

Contacts:

Eric J. Dugas	Jim Buckley
EVP and Chief Financial Officer	SVP Investor Relations
Clean Harbors, Inc.	Clean Harbors, Inc.
781.792.5100	781.792.5100
InvestorRelations@cleanharbors.com	Buckley.James@cleanharbors.com

Clean Harbors • 42 Longwater Drive • PO Box 9149 • Norwell, Massachusetts 02061-9149 • 800.282.0058 • www.cleanharbors.com

CLEAN HARBORS, INC. AND SUBSIDIARIES
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share amounts)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2024	2023	2024	2023
Revenues	$1,529,422	$1,365,696	$4,458,836	$4,070,983
Cost of revenues (exclusive of items shown separately below)	1,055,599	943,951	3,062,211	2,822,977
Selling, general and administrative expenses	177,846	171,019	557,590	505,154
Accretion of environmental liabilities	3,618	3,388	10,139	10,281
Depreciation and amortization	100,063	92,970	295,632	267,425
Income from operations	192,296	154,368	533,264	465,146
Other (expense) income, net	(1,123)	334	(2,431)	(833)
Loss on early extinguishment of debt	—	—	—	(2,362)
Interest expense, net	(35,779)	(29,696)	(100,767)	(80,400)
Income before provision for income taxes	155,394	125,006	430,066	381,551
Provision for income taxes	40,181	33,666	111,741	102,044
Net income	$115,213	$91,340	$318,325	$279,507
Earnings per share:
Basic	$2.14	$1.69	$5.90	$5.17
Diluted	$2.12	$1.68	$5.87	$5.14
Shares used to compute earnings per share - Basic	53,951	54,122	53,936	54,097
Shares used to compute earnings per share - Diluted	54,229	54,419	54,229	54,411

Clean Harbors • 42 Longwater Drive • PO Box 9149 • Norwell, Massachusetts 02061-9149 • 800.282.0058 • www.cleanharbors.com

CLEAN HARBORS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands)

	September 30, 2024	December 31, 2023
Current assets:	(unaudited)
Cash and cash equivalents	$512,371	$444,698
Short-term marketable securities	82,371	106,101
Accounts receivable, net	1,100,660	983,111
Unbilled accounts receivable	204,308	107,859
Inventories and supplies	376,564	327,511
Prepaid expenses and other current assets	78,204	82,939
Total current assets	2,354,478	2,052,219
Property, plant and equipment, net	2,452,312	2,193,318
Other assets:
Operating lease right-of-use assets	246,061	187,060
Goodwill	1,485,065	1,287,736
Permits and other intangibles, net	708,935	602,797
Other long-term assets	59,159	59,739
Total other assets	2,499,220	2,137,332
Total assets	$7,306,010	$6,382,869

Current liabilities:
Current portion of long-term debt	$15,102	$10,000
Accounts payable	504,206	451,806
Deferred revenue	103,291	95,230
Accrued expenses and other current liabilities	398,236	397,157
Current portion of closure, post-closure and remedial liabilities	30,477	26,914
Current portion of operating lease liabilities	70,539	56,430
Total current liabilities	1,121,851	1,037,537
Other liabilities:
Closure and post-closure liabilities, less current portion	105,375	105,044
Remedial liabilities, less current portion	94,384	97,885
Long-term debt, less current portion	2,773,659	2,291,717
Operating lease liabilities, less current portion	179,040	131,743
Deferred tax liabilities	356,150	353,107
Other long-term liabilities	147,241	118,330
Total other liabilities	3,655,849	3,097,826
Total stockholders’ equity, net	2,528,310	2,247,506
Total liabilities and stockholders’ equity	$7,306,010	$6,382,869
Clean Harbors • 42 Longwater Drive • PO Box 9149 • Norwell, Massachusetts 02061-9149 • 800.282.0058 • www.cleanharbors.com

CLEAN HARBORS, INC. AND SUBSIDIARIES
UNAUDITED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)

	Nine Months Ended
	September 30, 2024	September 30, 2023
Cash flows from operating activities:
Net income	$318,325	$279,507
Adjustments to reconcile net income to net cash from operating activities:
Depreciation and amortization	295,632	267,425
Allowance for doubtful accounts	5,674	2,620
Amortization of deferred financing costs and debt discount	4,623	4,036
Accretion of environmental liabilities	10,139	10,281
Changes in environmental liability estimates	4,347	3,258
Deferred income taxes	(418)	(356)
Other expense, net	2,431	833
Stock-based compensation	20,690	14,809
Loss on early extinguishment of debt	—	2,362
Environmental expenditures	(19,679)	(24,064)
Changes in assets and liabilities, net of acquisitions:
Accounts receivable and unbilled accounts receivable	(145,647)	(46,445)
Inventories and supplies	(39,673)	12,691
Other current and long-term assets	(47,826)	(18,190)
Accounts payable	30,004	(40,013)
Other current and long-term liabilities	35,211	(13,062)
Net cash from operating activities	473,833	455,692
Cash flows used in investing activities:
Additions to property, plant and equipment	(369,826)	(311,906)
Proceeds from sale and disposal of fixed assets	6,353	5,129
Acquisitions, net of cash acquired	(474,011)	(119,596)
Proceeds from sale of business	750	750
Additions to intangible assets including costs to obtain or renew permits	(2,545)	(1,507)
Purchases of available-for-sale securities	(73,682)	(104,329)
Proceeds from sale of available-for-sale securities	100,021	84,390
Net cash used in investing activities	(812,940)	(447,069)
Cash flows from (used in) financing activities:
Change in uncashed checks	(5,852)	3,004
Tax payments related to withholdings on vested restricted stock	(11,514)	(10,886)
Repurchases of common stock	(30,215)	(18,000)
Deferred financing costs paid	(8,316)	(6,371)
Payments on finance leases	(23,596)	(11,594)
Principal payments on debt	(11,327)	(621,475)
Proceeds from issuance of debt, net of discount	499,375	500,000
Borrowing from revolving credit facility	—	114,000
Payment on revolving credit facility	—	(114,000)
Net cash from (used in) financing activities	408,555	(165,322)
Effect of exchange rate change on cash	(1,775)	61
Increase (decrease) in cash and cash equivalents	67,673	(156,638)
Cash and cash equivalents, beginning of period	444,698	492,603
Cash and cash equivalents, end of period	$512,371	$335,965

Clean Harbors • 42 Longwater Drive • PO Box 9149 • Norwell, Massachusetts 02061-9149 • 800.282.0058 • www.cleanharbors.com

Supplemental information:
Cash payments for interest and income taxes:
Interest paid	$134,177	$100,813
Income taxes paid, net of refunds	100,752	107,328
Non-cash investing activities:
Property, plant and equipment accrued	43,604	29,127
ROU assets obtained in exchange for operating lease liabilities	98,927	61,741
ROU assets obtained in exchange for finance lease liabilities	53,391	26,317

Supplemental Segment Data (in thousands)

	Three Months Ended
Revenue	September 30, 2024			September 30, 2023
	Third-Party Revenues	Intersegment Revenues (Expenses), net	Direct Revenues	Third-Party Revenues	Intersegment Revenues (Expenses), net	Direct Revenues
Environmental Services	$1,287,650	$9,537	$1,297,187	$1,135,279	$11,084	$1,146,363
Safety-Kleen Sustainability Solutions	241,676	(9,537)	232,139	230,305	(11,084)	219,221
Corporate Items	96	—	96	112	—	112
Total	$1,529,422	$—	$1,529,422	$1,365,696	$—	$1,365,696

	Nine Months Ended
Revenue	September 30, 2024			September 30, 2023
	Third-Party Revenues	Intersegment Revenues (Expenses), net	Direct Revenues	Third-Party Revenues	Intersegment Revenues (Expenses), net	Direct Revenues
Environmental Services	$3,746,227	$32,853	$3,779,080	$3,357,743	$31,397	$3,389,140
Safety-Kleen Sustainability Solutions	712,312	(32,853)	679,459	712,905	(31,397)	681,508
Corporate Items	297	—	297	335	—	335
Total	$4,458,836	$—	$4,458,836	$4,070,983	$—	$4,070,983

	Three Months Ended		Nine Months Ended
Adjusted EBITDA	September 30, 2024	September 30, 2023	September 30, 2024	September 30, 2023
Environmental Services	$332,502	$288,982	$956,892	$822,949
Safety-Kleen Sustainability Solutions	41,226	31,146	122,402	126,024
Corporate Items	(71,914)	(65,111)	(219,569)	(191,312)
Total	$301,814	$255,017	$859,725	$757,661

Clean Harbors • 42 Longwater Drive • PO Box 9149 • Norwell, Massachusetts 02061-9149 • 800.282.0058 • www.cleanharbors.com